SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

                           [ ] Preliminary Proxy Statement
                           [ ] Confidential, for Use of the Commission Only
                               (as permitted by Rule 14a-6(e)(2))
                           [X] Definitive Proxy Statement
                           [ ] Definitive Additional Materials
                           [ ] Soliciting Material Pursuant to SS.240.14a-12

                                  TRAFFIX, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X]  No fee required
    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

            -------------

         2) Aggregate number of securities to which transaction applies:

            -------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

            -------------

         5) Total fee paid:

            -------------

    [ ]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         1) Amount Previously Paid:

            -------------

                                  TRAFFIX, INC.
                               ONE BLUE HILL PLAZA
                              PEARL RIVER, NY 10965

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 15, 2002

      The Annual Meeting of Stockholders of Traffix, Inc. (the "Company") will be held at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, on August 15, 2002 at 9:30 a.m. local time, to consider and act upon the following matters:

      1.    To elect seven directors to serve for the ensuing year.

      2.    To   ratify   the   selection   by  the   Board  of   Directors   of
PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

      3. To ratify and approve the Company's Fourth Amended and Restated 1996 Stock Option Plan (the "Fourth Amended Plan"), amending the Company's Third Amended and Restated 1996 Stock Option Plan by increasing the maximum number of shares of the Company's Common Stock for which stock options may be granted under the Third Amended Plan from 4,850,000 to 5,350,000 shares.

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record as of the close of business on July 9, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                         By Order of the Board of Directors

                                         ANDREW STOLLMAN
                                         SECRETARY

Pearl River, New York
July 17, 2002





   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
    SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY REVOKE THE PROXY AT
           ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                  TRAFFIX, INC.
                               ONE BLUE HILL PLAZA
                              PEARL RIVER, NY 10965

           PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 15, 2002

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Traffix, Inc. (the "Company") for use at its Annual Meeting of Stockholders, to be held on August 15, 2002 at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, at 9:30 a.m. local time, and at any adjournment of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with a stockholder's instructions and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

      The Company intends to mail this Proxy Statement to stockholders on or about July 17, 2002, to be accompanied by the Company's Annual Report to Stockholders for the fiscal year ended November 30, 2001.

VOTING SECURITIES AND VOTES REQUIRED

      At the close of business on July 9, 2002, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 14,516,146 shares of Common Stock of the Company. Stockholders are entitled to one vote per share.

      The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year and the adoption of the Company's Fourth Amended and Restated 1996 Stock Option Plan. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a particular matter ("broker non-votes"), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information, as of July 9, 2002, based upon information obtained from the persons named below, regarding beneficial ownership of the Company's Common Stock by (i) each current director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation", below, (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of its Common Stock and (iv) all executive officers and directors of the Company as a group.

                                                NUMBER OF SHARES      PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)       BENEFICIALLY OWNED(2)    CLASS(2)
--------------------------------------        --------------------    ----------
Jeffrey L. Schwartz .........................      2,450,110(3)          16.48%
Jack Silver .................................      1,743,700(4)          11.96
   660 Madison Avenue
   New York, NY 10021
Michael G. Miller ...........................      1,645,723             11.34
   5 Sky Drive
   New City, New York 10956
Andrew Stollman .............................      1,152,242(5)           7.77
Eric Aroesty ................................        702,032(6)           4.72
Joshua B. Gillon, Esq. ......................        183,333(7)           1.25
Edwin A. Levy ...............................        181,350(8)           1.24
   570 Lexington Avenue
   New York, NY 10022
Murray L. Skala .............................        124,000(9)              *
   750 Lexington Avenue
   New York, NY 10022
Lawrence Burstein ...........................        100,000(10)             *
   245 Fifth Avenue
   New York, NY 10016
Daniel Harvey ...............................         32,333(11)             *
All executive officers and
   directors as a group (9 persons) .........      6,669,100(12)         41.18

---------------
   *  Less than 1% of the Company's outstanding shares.

  (1) Unless otherwise provided, such person's address is at the Company's executive offices, One Blue Hill Plaza, Pearl River, New York 10965.

  (2) The number of Shares of Common Stock beneficially owned by each person or entity is determined under the rules promulgated by the Securities and Exchange Commission (the "Commission"). Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power. The percentage of the Company's outstanding shares is calculated by including among the shares owned by such person or entity any shares which such person or entity has the right to acquire within 60 days after July 9, 2002. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

  (3) Includes 352,205 shares of Common Stock issuable upon exercise of options held by Mr. Schwartz.

  (4) Includes (i) 992,300 shares of Common Stock owned by a profit sharing plan of which Mr. Silver is a Trustee; (ii) 117,000 shares of Common Stock owned by Mr. Silver's children; (iii) 148,000 shares of Common Stock owned by a pension plan of which Mr. Silver is a Trustee; (iv) 423,900 shares of Common Stock held by a trust for the benefit of Mr. Silver's children, of which Mr. Silver was the donor; and (v) 62,500 shares of Common Stock issuable upon the exercise of options held by Mr. Silver.

  (5) Includes 305,010 shares of Common Stock issuable upon exercise of options held by Mr. Stollman.

  (6) Includes 365,789 shares of Common Stock issuable upon exercise of options held by Mr. Aroesty.

  (7) Represents shares of Common Stock issuable upon the exercise of options held by Mr. Gillon.

  (8) Represents 25,100 shares of Common Stock held by a fund of which Mr. Levy is the General Partner and 156,250 shares of Common Stock issuable upon exercise of options held by Mr. Levy.

  (9) Includes 120,000 shares of Common Stock issuable upon exercise of options held by Mr. Skala.

  (10) Represents shares of Common Stock issuable upon exercise of options held by Mr. Burstein.

  (11) Represents shares of Common Stock issuable upon the exercise of options held by Mr. Harvey.

  (12) Includes 1,677,420 shares of Common Stock issuable upon the exercise of options held by the executive officers and directors of the Company. See footnotes (3) through (11), above.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

      The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve, if elected, but if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by management. Each director will be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. There are no family relationships between or among any officers or directors of the Company.

NOMINEES

      Set forth below for each nominee as a director of the Company is his name and age, position with the Company, principal occupation and business experience during at least the past five years and the date of the commencement of each director's term as a director.

NAME                     AGE   POSITION
-----                    ---   -------
Jeffrey L. Schwartz ...   53   Chairman of the Board and Chief Executive Officer
Andrew Stollman .......   37   Chief Operating Officer, Secretary and Director
Eric Aroesty ..........   31   President and Director
Murray L. Skala .......   55   Director
Edwin A. Levy .........   65   Director
Lawrence Burstein .....   59   Director
Jack Silver ...........   59   Director

      Jeffrey L. Schwartz has been Chairman and Chief Executive Officer of the Company since January 1995, Secretary/Treasurer from September 1993 to December 1994 and a director since inception of the Company in 1993. From January 1979 until May 1998, Mr. Schwartz was also Co-President and a director of Jami Marketing Services, Inc., a list brokerage and list management consulting firm, Jami Data Services, Inc., a database management consulting firm, and Jami Direct, Inc., a direct mail graphic and creative design firm (collectively, the "Jami Companies"). The Jami Companies were sold by the principals thereof in May 1998.

      Andrew Stollman has been the Chief Operating Officer of the Company since January 1, 2001 and Secretary and a director of the Company since January 1995. From February 2000 until January 2001, Mr. Stollman was also the Company's Executive Vice President and from January 1995 until February 2000, he was the Company's Senior Vice President. Mr. Stollman was the Company's President from September 1993 to December 1994.

      Eric Aroesty was appointed the Company's President in December 2001 and has been a director since January 2002. From 1999 until December 2001, Mr.
Aroesty was President of Group Lotto, Inc. and MultiBuyer, Inc., two wholly-owned subsidiaries of the Company. Mr. Aroesty was Senior Vice President of the Company from 1997 to 1999 and Vice President of Marketing from 1995 to 1997. Mr. Aroesty has been an employee of the Company since 1994.

      Murray L. Skala has been a director of the Company since October 1995. Mr. Skala has been a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP since 1976. Mr. Skala is also a director of JAKKS Pacific, Inc., a publicly-held company in the business of developing, marketing and distributing children's toys.

      Edwin A. Levy has been a director of the Company since November 1995. Mr. Levy has been the Chairman of the Board of Levy, Harkins & Co., Inc., an investment advisor, since 1979, and is also a director of Coastcast Corp., a publicly-held company in the business of manufacturing golf club heads.

      Lawrence Burstein has been a director of the Company since April 1999. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity Venture Capital Associates, Ltd., a private venture capital firm. For approximately ten years prior thereto, Mr. Burstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern. Trinity ceased operations upon the formation of Unity Venture in 1996. Mr. Burstein is a director of several companies, being, respectively, THQ, Inc., engaged in the development and marketing of games for Sony, Nintendo and Sega game systems; Brazil Fast Food Corporation, which owns and operates the second largest chain of fast food outlets in Brazil; CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other disposable products, principally for the neonatal market; MNI Group, Inc., engaged in the manufacturing and distribution of nutritional supplements; I.D. Systems Inc., engaged in the design, development and production of a wireless monitoring and tracking system which uses radio frequency technology; and Unity First Acquisition Corporation, a publicly-held acquisition vehicle, of which Mr. Burstein is also President.

      Jack Silver has been a director of the Company since January 1, 2001. He is the principal investor and manager of SIAR Capital, an independent investment fund that invests primarily in undervalued, emerging growth companies. Mr. Silver, a certified public accountant by background, has managed SIAR capital for over twenty years.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Directors who are not employees of the Company are compensated for their services and attendance at meetings through the grant of options pursuant to the Company's Stock Option Plan.

EXECUTIVE OFFICERS

      Officers are elected annually by the Board of Directors and serve at the direction of the Board of Directors. Three of the Company's executive officers, Jeffrey L. Schwartz, Andrew Stollman and Eric Aroesty, are also directors of the Company. Information with regard to such persons is set forth above under the heading "Nominees."

      The remaining executive officers are Joshua B. Gillon, Esq., the Company's Executive Vice President - Corporate Affairs and General Counsel, and Mr. Daniel Harvey, the Company's Chief Financial Officer.

      Mr. Gillon, age 40, has been the Company's Executive Vice President - Corporate Affairs since April 2001 and General Counsel since April 2000. From April 2000 to April 2001, Mr. Gillon also served as the Company's Chief
Investment Officer. From April 1999 through March 2000, Mr. Gillon was the Project Director for Total Energy, Inc., a home heating oil industry consolidation. From February 1996 to March 1999, he was a partner at the law firm of Schneck, Weltman & Hashmall, LLP, specializing in mergers, acquisitions and securities law. From 1990 to 1996, he was an associate with the law firm of Kronish Lieb Weiner & Hellman, LLP and from 1988 to 1990, he was an associate with the law firm of Seward & Kissel, LLP.

      Mr. Harvey, age 44, has been Chief Financial Officer of the Company since January 1997. He joined the Company in September 1996. From November 1991 to August 1996, he was a Senior Manager with the accounting firm of Feldman, Gutterman, Meinberg & Co. Mr. Harvey is a Certified Public Accountant.

      The Company has obtained "key man" life insurance in the amount of $1,000,000 on each of the lives of Jeffrey L. Schwartz and Andrew Stollman.

THE COMMITTEES

      The Board of Directors has an Audit Committee, a Compensation Committee and a Stock Option Committee. The Board of Directors does not have a Nominating Committee, and the usual functions of such a committee are performed by the entire Board of Directors.

      AUDIT COMMITTEE. The functions of the Audit Committee are to recommend to the Board of Directors the engagement of the independent accountants, review the audit plan and results of the audit engagement, review the independence of the auditors and review the adequacy of the Company's system of internal accounting controls. The current members of the Audit Committee are Messrs. Levy, Burstein and Silver.

      COMPENSATION COMMITTEE. The function of the Compensation Committee is to make recommendations to the Board with respect to compensation of management employees. In addition, the Compensation Committee administers plans and programs, with the exception of the Company's stock option plans, relating to employee benefits, incentives and compensation. The current members of the Compensation Committee are Messrs. Skala and Burstein.

      STOCK OPTION COMMITTEE. The Stock Option Committee determines the persons to whom options should be granted under the Company's stock option plans and the number of options to be granted to each person. The current members of the Stock Option Committee are Messrs. Levy and Burstein.

ATTENDANCE AT MEETINGS

      From December 1, 2000 through November 30, 2001, the Board of Directors, Stock Option Committee, Audit Committee and Compensation Committee each met or acted without a meeting pursuant to unanimous written consent four times, ten times, one time and one times, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On December 14, 2001, each of Jeffrey L. Schwartz and Andrew Stollman, executive officers of the Company, entered into a Purchase Agreement with a group of investment funds unaffiliated with the Company, pursuant to which Messrs. Schwartz and Stollman each sold 200,000 shares of Common Stock (400,000 shares in the aggregate), at a price of $5.75 per share (for proceeds to each of them of $1,150,000). Such individuals also agreed, that for a period of six (6) months after such sale, they would not (with certain limited exceptions, as enumerated in the Purchase Agreements), without the consent of the investment funds, sell, assign, pledge, transfer or otherwise dispose of any securities of the Company. In such Purchase Agreements, the Company provided several covenants, including (i) the obligation to register such 400,000 shares with the Commission on Form S-3; (ii) use all reasonable best efforts to cause such registration statement to be declared effective within 120 days after filing; and (iii) cause such registration statement to remain continuously effective until December 13, 2003. Such registration statement was declared effective by the Commission on January 31, 2002. The Company agreed to indemnify the investment funds (limited to the amount of the proceeds received by Messrs. Schwartz and Stollman) for its breach of any of the covenants it made in the Purchase Agreements.

      Murray L. Skala, a director of the Company, is a partner in the law firm of Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine LLP, the Company's attorneys ("Feder Kaszovitz"). The Company incurred charges of approximately $745,000 during the fiscal year ended November 30, 2001. Feder Kaszovitz continues to provide services to the Company during its current fiscal year. Its fees are based primarily on hourly rates. The Company believes that its relationship with such firm is on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

LEGAL PROCEEDINGS

      NANCY GAREN. On or about October 16, 2001, Nancy Garen, author of "Tarot Made Easy", commenced an action against a series of defendants, including the Company, in the United States District Court for the Central District of California, entitled NANCY GAREN V. STEVEN L. FEDER, PETER L. STOLZ, THOMAS H. LINDSEY, GALACTIC TELCOM, INC., ACCESS RESOURCE SERVICES, INC., PSYCHIC READERS NETWORK, INC. D/B/A MISS CLEO, OSHUN 5 COMMUNICATIONS, INC., CIRCLE OF LIGHT, INC., CENTRAL TALK MANAGEMENT, INC., TRAFFIX, INC., WEKARE READERS & INTERPRETERS, INC., WEST CORPORATION, AND DOES 1 THROUGH 10 (EDCV 01-790 (VAP-SGLx)). Plaintiff alleges that defendants are liable for a copyright infringement, contributory copyright infringement, vicarious copyright infringement, unfair competition, contributory federal unfair competition and state statutory and common law unfair competition, and further requests a constructive trust, a temporary restraining order, and damages from alleged infringement of a copyright or, alternatively, statutory damages for each act of infringement in "an amount provided by law in excess of $250,000,000", all as the same may have arisen from the defendants' marketing of tarot card reading and other psychic services. The Company does not believe that there is any merit to Ms. Garen's claims as they relate to the Company, has denied the claims in its answer to the complaint, and intends vigorously to defend against the claims.

     MAVIES WINGLER. On or about May 9, 2001, Mavies Wingler commenced an action against Group Lotto, Inc. ("GLI"), a wholly-owned subsidiary of the Company, in the Circuit Court of Logan County, West Virginia. Ms. Wingler claims to have picked the winning numbers entitling her to $10 million. On June 8, 2001, the action was removed to the United States District Court, Southern District of West Virginia, and is entitled WINGLER V. GROUPLOTTO, INC., Docket Number 2:01 -- CV -- 518. The action is in the discovery stage. The Company does not believe that there is any merit to Ms. Wingler's claim, and intends vigorously to defend against it. The Company and GLI have a contract of indemnification with SCA Promotions, Inc. to be indemnified for prizes paid out to qualified winners. GLI winners are required to produce the Group Lotto Entry Notification form ("GLEN") within a specified period of time after matching a drawing's winning numbers in order to qualify for receipt of the appropriate prize winnings.

     DANIEL RODGERS. In March, 2002, Daniel Rodgers commenced an action against the Company in Supreme Court of the State of New York, Rockland County. The complaint alleges that the Company disseminated false and misleading advertisements through email advertisements and through the website of its subsidiary, GroupLotto.com. Mr. Rodgers purports to represent a class consisting of those who, during the period January 1, 2001 to March 5, 2002, provided their name, address, email address and other biographical information in response to the email advertisements or in response to the GroupLotto web page. The Complaint purports to allege claims of common law fraud, deceptive acts and practices, and false and misleading advertising under New York law. The Complaint seeks injunctive relief, unspecified monetary damages, and attorney's fees. The Company has not yet filed an answer to the Complaint, but believes that there is no merit to the claims and intends vigorously to defend against them.

     PHILIP MICHAEL THOMAS. On June 3, 2002, the American Arbitration Association rendered an award in the sum of approximately $2.3 million (inclusive of interest) in favor of the Claimants, in the arbitration entitled PHILIP MICHAEL THOMAS, PMT PRODUCTIONS INC., KAYE PORTER MANAGEMENT, RMI ENTERTAINMENT, INC., MILLENNIUM TELEMEDIA, INC., CLAIMANTS V. NEW LAUDERDALE, LLC D/B/A CALLING CARD CO., PSYCHIC READERS NETWORK, INC. D/B/A PRN TELECOMMUNICATIONS, AND QUINTEL ENTERTAINMENT, INC., RESPONDENTS (NO. 131400004900). The award consists of approximately $1.48 million in damages, plus interest at nine percent (9%) from January 1, 1996 and January 1, 1997, or approximately $785,000. The award also denied Claimants' punitive damages and all other claims asserted in the arbitration. The Claimants in the arbitration have filed a motion in an action pending in the Circuit Court, Broward County, Florida (Thomas et al v. New Lauderdale, LLC et al, Case No. 98-12259-07) (the "Action"), to confirm the award. The Respondents in the arbitration have also filed a motion to vacate and\or modify the award. In addition, the plaintiffs in the Action have filed a motion to be relieved from a stay of those proceedings in order to pursue claims against the defendants in the Action which they contend have not been resolved by the arbitration, including claims for punitive damages against the Company as well as the individual defendants. The Company has indemnified the individual defendants in the Action; believes that the arbitration award finally resolves all claims; and intends vigorously to defend against the plaintiffs' further pursuit of claims in the Action.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      To the best of the Company's knowledge, during the fiscal year ended November 30, 2001, (i) Jeffrey L. Schwartz, Andrew Stollman and Jack Silver each untimely filed one report on Form 4, each reporting three transactions; (ii) Jay Greenwald untimely filed one report on Form 4, reporting eleven transactions; and (iii) Jay Greenwald failed to file a report on Form 4, reporting one transaction. These individuals were executive officers, directors and/or beneficial owners of more than 10% of the Common Stock of the Company during the fiscal year ended November 30, 2001. To the best of the Company's knowledge, all other Forms 3, 4 and 5 required to be filed during the fiscal year ended November 30, 2001 were done so on a timely basis.

EXECUTIVE COMPENSATION

      The following table sets forth the Company's executive compensation paid during the three fiscal years ended November 30, 2001, 2000 and 1999 for (i) the Chief Executive Officer; (ii) the Company's four most highly compensated executive officers of the Company (other than the Chief Executive Officer) whose cash compensation for the fiscal year ended November 30, 2001 exceeded $100,000; and (iii) up to two additional individuals for whom disclosure would have been provided under the above clause (ii) but for the fact that the individuals were not serving as executive officers as of the end of the last completed fiscal year (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM COMPENSATION
                                                                          ---------------------------------
                                                ANNUAL COMPENSATION              AWARDS            PAYOUTS
                                          ------------------------------- ---------------------   ---------
               (a)                 (b)       (c)        (d)        (e)       (f)        (g)         (h)         (i)
                                                                 OTHER
                                                                 ANNUAL   RESTRICTED SECURITIES              ALL OTHER
                                                                COMPENSA-   STOCK    UNDERLYING     PLAN      COMPEN-
NAME AND PRINCIPAL POSITION       YEAR    SALARY($)  BONUS($)    TION($)    AWARDS    OPTIONS(#)  PAYOUTS($)  SATION($)
---------------------------       ----    --------   -------    --------- ---------- ----------   ---------  ---------
Jeffrey L. Schwartz ..........    2001    $444,000   $200,000          0      0        150,000       0           0
   Chairman and                   2000    $405,000   $185,000          0      0        100,000       0           0
   Chief Executive                1999    $362,000   $100,000          0      0              0       0           0
   Officer
Andrew Stollman ..............    2001    $401,000   $200,000          0      0        135,000       0           0
   Chief Operating                2000    $367,000   $165,000          0      0        100,000       0           0
   Officer and                    1999    $266,000   $100,000          0      0              0       0           0
   Secretary
Eric Aroesty .................    2001    $294,000   $150,000          0      0              0       0           0
   President(1)                   2000    $185,000          0          0      0              0       0           0
                                  1999    $189,000   $ 10,155          0      0              0       0           0
Joshua B. Gillon, Esq. .......    2001    $225,000   $ 50,000          0      0        175,000       0           0
   Executive Vice                 2000    $133,000   $ 25,000          0      0        100,000
   President -
   Corporate Affairs
   and General
  Counsel(2)
Daniel Harvey ................    2001    $184,000   $ 40,000          0      0         79,000       0           0
   Chief Financial                2000    $177,000   $ 30,000          0      0         29,000       0           0
   Officer                        1999    $155,800   $ 20,000          0      0                      0           0
Jay Greenwald(3) .............    2001    $ 32,000   $100,000    $60,000(4)   0         12,500       0           0
   Former President               2000    $405,000          0          0      0        100,000       0           0
   and Chief                      1999    $362,000   $100,000          0      0              0       0           0
   Operating Officer

-------------
  (1) Mr. Aroesty has served as an employee of the Company since 1994, but he first became an Executive Officer of the Company in December 2001 upon his appointment as President.

  (2) Mr. Gillon's salary during 2000 was $200,000 per annum, however, he was first employed by the Company on April 5, 2000.

  (3) Mr. Greenwald resigned as an Executive Officer and employee of the Company on December 22, 2000 and was paid a severance payment at that time of $100,000.

  (4) Represents consulting fees paid to Mr. Greenwald after his resignation from the Company.

      The following table sets forth certain information regarding the granting of options to the Named Officers during the fiscal year ended November 30, 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 POTENTIAL REALIZABLE
                                                                                                   VALUE AT ASSESSED
                                                                                                    ANNUAL RATES OF
                                                                                               STOCK PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                                              FOR OPTION TERM(2)
--------------------------------------------------------------------------------------------   ------------------------
                 (a)                       (b)           (c)          (d)          (e)             (f)          (g)
                                        NUMBER OF
                                       SECURITIES    % OF TOTAL
                                        UNDERLYING OPTIONS GRANTED   EXERCISE OR
                                         OPTIONS    TO EMPLOYEES IN   BASE PRICE   EXPIRATION
NAME                                   GRANTED(#)    FISCAL YEAR(1)   ($/SHARE)       DATE       5%($)       10%($)
------                                 ----------- --------------     ----------   ----------  ---------    ---------
Jeffrey L. Schwartz ................     50,000          5.03%          $2.31         4/9/11    $72,638     $184,078
                                         50,000          5.03            2.50         4/9/11     63,138      174,578
                                         50,000          5.03            3.00         4/9/11     38,138      149,578
Andrew Stollman ....................     45,000          4.53            2.31         4/9/11     65,374      165,670
                                         45,000          4.53            2.50         4/9/11     56,824      157,120
                                         45,000          4.53            3.00         4/9/11     43,324      134,620
Joshua B. Gillon ...................     50,000(3)       5.03            1.625      12/21/05     22,448       49,604
                                         25,000(3)       2.51            3.00       12/21/05          0            0
                                        100,000(4)      10.07            3.86         8/2/07    131,277      297,823
Daniel Harvey ......................     25,000(3)       2.51            1.875       12/8/05     12,951       28,618
                                         14,000(3)       1.41            1.625      12/21/05      6,286       13,890
                                         40,000(5)       4.02            3.86         8/2/06     42,658       94,263

--------------
  (1) Options to purchase a total of 992,562 shares of Common Stock were granted to the Company's employees, including the Named Officers, during the fiscal year ended November 30, 2001.

  (2) Based upon the closing price of the Common Stock, as listed by the Nasdaq National Market, on the date of grant of the respective options.

  (3) One-third (1/3) of these options became exercisable on their date of grant and on the one-year anniversary thereof, and the remaining one-third (1/3) become exercisable on the two-year anniversary thereof.

  (4) One-third (1/3) of this option became exercisable on each of the one-, two- and three-year anniversaries of its date of grant.

  (5) One-third (1/3) of this option became exercisable on its date of grant and one-third (1/3) becomes exercisable on each of the one- and two-year anniversaries thereof.

     The following table sets forth certain information regarding options exercised and exercisable during the fiscal year ended November 30, 2001 and the value of the options held as of November 30, 2001 by the Named Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

              (a)                   (b)          (c)                 (d)                           (e)
                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                  SHARES                 OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END (1)($)
                                ACQUIRED ON     VALUE    ----------------------------   --------------------------
NAME                            EXERCISE(#)  REALIZED($) EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------                          -----------  ----------  -----------    -------------   -----------  -------------
Jeffrey L. Schwartz ...........        0             0      387,245               0      $1,025,612           0
Andrew Stollman ...............        0             0      340,010               0         850,793           0
Eric Aroesty ..................        0             0      365,789               0       1,499,735           0
Joshua B. Gillon ..............        0             0      116,665         158,335         272,080     335,046
Daniel Harvey .................   20,335       $38,421       48,000          39,665          84,807     105,903
Jay Greenwald .................        0             0      249,715               0         461,481           0

----------
(1) The product of (x) the difference between $5.85 (the closing price of the Company's Common Stock at November 30, 2001, as reported by Nasdaq) and the exercise price of the unexercised options, multiplied by (y) the number of unexercised options.

BOARD COMPENSATION

      As a result of the Company's policy to compensate non-employee directors for their services, the Company's 1996 Stock Option Plan, as amended and restated (the "Plan"), provides for an automatic one- time grant to all non-employee directors of options to purchase 25,000 shares of Common Stock and for additional automatic quarterly grants of options to purchase 6,250 shares of Common Stock. The exercise prices for all of such non-employee director options are the market value of the Common Stock on their date of grant.

EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements, effective December 1, 2001, with each of Jeffrey L. Schwartz and Andrew Stollman, which expire on November 30, 2004. Pursuant to such agreements, (i) Mr. Schwartz is employed as Chairman and Chief Executive Officer and Mr. Stollman is employed as Chief Operating Officer; (ii) Messrs. Schwartz and Stollman will be paid $500,000 and $450,000 per annum, respectively, for the fiscal year ending November 30, 2002, and in each subsequent 12 month period at a rate to be determined by the Company's Board of Directors, but that is at least ten percent (10%) more than the annual rate in the immediately preceding year; (iii) Messrs. Schwartz and Stollman will each receive bonuses upon the Company's achievement of certain pre-tax income milestones, as well as discretionary bonuses subject to approval of the Company's Board of Directors; (iv) Messrs. Schwartz and Stollman were each issued 10 year options to acquire 105,000 shares of the Company's Common Stock at an exercise price of $5.70 per share; (v) Messrs. Schwartz and Stollman each agreed not to compete or engage in a business competitive with the business of the Company during the term of the agreement and for a period of one year thereafter; (vi) if an employee's employment is terminated other than as a result of a "For Cause Event" (as defined in the agreements), he shall be entitled to receive additional compensation and other consideration, all as more fully described in the agreements; and (vii) if an employee's employment is terminated as a result of a "Change in Control" (as defined in the agreements), he shall be entitled to receive a one-time payment in an amount equal to 2.99 times his "base amount" determined in accordance with the applicable provisions of the Internal Revenue Code.

      The foregoing is only a summary of the material terms of the Company's employment agreements with the Named Officers. For a complete description, copies of such agreements are annexed hereto in their entirety as exhibits or are otherwise incorporated herein by reference.

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors from December 1, 2000 through November 3, 2001 consisted of Murray L. Skala and Lawrence Burstein. See "Certain Relationships and Related Transactions."

                            TOTAL SHAREHOLDER RETURNS

        [The table below represents a line chart in the printed report.]

Years Ended                     Traffix              Nasdaq               Peer
-----------                     -------              ------               ----
Nov 96                         100                   100                100
Nov 97                          75.4098              124.554             69.7582
Nov 98                          20.9016              152.715             74.719
Nov 99                          77.8689                262.8             96.2539
Nov 00                          27.0492              203.655             84.9954
Nov 01                          76.7213              151.718             61.1721


                            ANNUAL RETURN PERCENTAGE

                                                                                YEARS ENDED
                                                          ------------------------------------------------------
COMPANY NAME/INDEX                                        NOV 97     NOV 98       NOV 99      NOV 00      NOV 01
------------------                                        ------     ------       ------      ------      ------
TRAFFIX, INC ..........................................   -24.59     -72.28        272.55    -65.26       183.64
NASDAQ US INDEX .......................................    24.55      22.61         72.09    -22.51       -25.50
PEER GROUP (SIC 7389 - Business Services Not
  Elsewhere Classified) ...............................   -30.24       7.11         28.82    -11.70       -28.03


                                 INDEXED RETURNS

                                              BASE                              YEARS ENDED
                                             PERIOD      ------------------------------------------------------
COMPANY NAME/INDEX                           NOV 96      NOV 97     NOV 98       NOV 99      NOV 00      NOV 01
------------------                           ------      ------     ------       ------      ------      ------
TRAFFIX, INC ..............................    100        75.41      20.90        77.87       27.05       76.72
NASDAQ US INDEX ...........................    100       124.55     152.72       262.80      203.65      151.72
PEER GROUP (SIC 7389 - Business
  Services Not Elsewhere Classified) ......    100        69.76      74.72        96.25       85.00       61.17

      Total returns presented above assume $100.00 invested on December 1, 1996 in the Company's Common Stock, the Nasdaq U.S. Companies Index and the SIC Code 7389 Peer Group Companies.

                          COMPENSATION COMMITTEE REPORT

EXECUTIVE COMPENSATION PHILOSOPHY

      The Company's executive compensation program is designed to align executive compensation with financial performance, business strategies and Company values and objectives. This program seeks to enhance the profitability of the Company, and thereby enhance stockholder value, by linking the financial interests of the Company's executives with those of the stockholders. Under the guidance of the Company's Compensation Committee of the Board of Directors, the Company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries.

      In applying this philosophy, the Compensation Committee has established a program to (i) attract and retain executives of outstanding abilities who are critical to the long-term success of the Company, and (ii) reward executives for long-term strategic management and the enhancement of stockholder value by providing equity ownership in the Company. Through these objectives, the Company integrates its compensation programs with its annual and long-term strategic planning.

EXECUTIVE COMPENSATION PROGRAM

      The Compensation Committee approves the executive compensation program on an annual basis, including specified levels of compensation for all executive officers. The Company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

      o base salary and bonuses that are determined by individual contributions and sustained performance within an established competitive salary range.

      o incentive programs that reward executives when stockholder value is created through an increase in the market value of the Company's Common Stock or through significant performance achievements that enhance the long-term success of the Company.

      Each of these elements of compensation is discussed below.

      SALARY AND BONUS. The salaries and bonuses of Messrs. Schwartz and Stollman are determined in accordance with the terms of their respective employment agreements. The salary and bonus levels for the Company's remaining executive officers, Messrs. Aroesty, Gillon and Harvey, are determined by the Compensation Committee of the Board of Directors of the Company on an annual basis. In determining salary adjustments and annual grants of bonuses, the Compensation Committee considers individual performance and contributions to the Company, as well as overall adjustments of salaries and grants of bonuses to executive officers of other companies within the industry.

      INCENTIVE COMPENSATION. The Company's incentive compensation program is primarily implemented through the grant of stock options. This program is
intended  to  align  executive   interests  with  the  long-term   interests  of
stockholders by linking executive compensation with stockholder value enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a significant, long-term equity ownership position in the Company. Stock options are granted at prevailing market rates and will only have value if the Company's stock price increases in the future. The Compensation Committee recommends to the Stock Option Committee the number of shares to be issued pursuant to option grants made to the Company's executive officers, based on individual accomplishments and contributions to the Company. The Compensation Committee also considers the number and value of options held by each executive officer that will vest in the future. The options granted to the Company's executive officers are generally
(i) granted pursuant to the Company's Employee Stock Option Plan, as amended and restated; (ii) terminate between five to ten years after their date of grant; and (iii) vest over periods of two to five years.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee evaluates the performance of Mr. Schwartz, the Chief Executive Officer, and Mr. Stollman, the Chief Operating Officer, on an annual basis and reports its assessment to the outside members of the Board of Directors. The Compensation Committee's assessment of the Chief Executive Officer and Chief Operating Officer is based on a number of factors, including the achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; the Company's position within the industry in which it competes, including market share; overall economic climate; individual contribution to the Company; and such other factors as the Compensation Committee may deem appropriate. In determining recommendations for any changes to Mr. Schwartz' and Mr. Stollman's compensation packages, including the granting of any bonuses, options or warrants, or salary adjustments, the Compensation Committee considers these factors.

      Based upon the Company's performance in the fiscal year ended November 30, 2001, and, after taking into account Messrs. Schwartz's and Stollman's contributions thereto based upon the criteria mentioned above, the Compensation Committee recommended to the outside members of the Board of Directors of the Company (which recommendation was adopted by such outside members) to compensate Messrs. Schwartz and Stollman for their services rendered, as follows: Mr. Schwartz, the Company's Chief Executive Officer, earned a base salary of $444,000 and a bonus of $200,000 and was granted options to purchase 150,000 shares of Common Stock. Mr. Stollman, the Company's Chief Operating Officer, earned a base salary of $401,000 and a bonus of $200,000 and was granted options to purchase 135,000 shares of Common Stock.

      Salary and bonus compensation to be paid to Messrs. Schwartz and Stollman through November 30, 2004 are governed by the terms of their respective December 1, 2001 employment agreements, which are discussed in detail in the "Employment Agreements" section of this Proxy Statement.

                                              COMPENSATION COMMITTEE

                                              Lawrence Burstein
                                              Murray L. Skala

            REPORT OF THE AUDIT COMMITTEE ON THE FINANCIAL STATEMENTS

      The Audit Committee has (i) reviewed and discussed with management the Company's audited financial statements for the fiscal year ended November 30, 2001; (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, as amended by Statement on Auditing Standards No. 90, AUDIT COMMITTEE COMMUNICATIONS; (iii) received the written disclosures and the letter from the independent auditors as required by Independent Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES; (iv) considered whether the non-audit services provided by the independent auditors, if any, are compatible with maintaining the auditor's independence; and (v) discussed with the auditors the auditors' independence.

      Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended November 30, 2001, be included in the Company's Annual Report on Form 10-K for such fiscal year.

                                              AUDIT COMMITTEE

                                              Edwin Levy
                                              Lawrence Burstein
                                              Jack Silver

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

      Upon the recommendation of the Audit Committee of the Board of Directors, none of whose members are officers of the Company, the Board of Directors of the Company has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, as the principal independent auditors of the Company for the fiscal year ending November 30, 2002, subject to ratification by the stockholders. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand LLP, served as the Company's independent auditors since its inception. If the appoint-
ment of the firm of PricewaterhouseCoopers LLP is not approved or if that firm shall decline to act or their employment is otherwise discontinued, the Board of Directors will appoint other independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a brief statement at the Annual Meeting, if they so desire, and will be available to answer appropriate questions from Stockholders.

      The following are the fees billed by PricewaterhouseCoopers LLP for services rendered thereby during the fiscal year ended November 30, 2001:

  (i) AUDIT FEES

      PricewaterhouseCoopers LLP billed $170,450 in the aggregate for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended November 30, 2001 and its reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.

 (ii) FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEE

      PricewaterhouseCoopers LLP did not provide the Company with any of the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended November 30, 2001.

(iii) ALL OTHER FEES

      PricewaterhouseCoopers LLP billed $29,893 in the aggregate for services other than those covered in the above clauses (i) and (ii) rendered during the fiscal year ended November 30, 2001.

                            ADOPTION OF THE COMPANY'S
                           FOURTH AMENDED AND RESTATED
                             1996 STOCK OPTION PLAN
                                (PROPOSAL NO. 3)

      The Board of Directors has unanimously adopted, subject to stockholder approval, a Fourth Amended and Restated 1996 Stock Option Plan (the "Fourth Amended Plan"), which amends certain aspects of the Third Amended and Restated 1996 Stock Option Plan (the "Third Amended Plan"), which was adopted by the Company's stockholders and directors on September 12, 2000. If approved by the stockholders of the Company, the Fourth Amended Plan would increase the number of shares of the Company's Common Stock available under the Third Amended Plan from 4,850,000 shares to 5,350,000 shares. The Company believes the increase in the number of shares underlying the options available for grant under the Fourth Amended Plan will advance the interests of the Company by encouraging and enabling a greater number of employees, consultants, advisors and directors to acquire proprietary interests in the Company, thereby providing the participating employees, consultants, advisors and directors with an additional incentive to promote the success of the Company.

      The above-described amendment was unanimously approved by the Company's Board of Directors on June 11, 2002, subject to stockholder approval.

      The Fourth Amended Plan is summarized below. The full text of the Fourth Amended Plan is set forth in Appendix A to this Proxy Statement, and the following discussion is qualified by reference thereto.

ADMINISTRATION AND ELIGIBILITY

      The Fourth Amended Plan provides for the grant of stock options to officers, directors, eligible employees, consultants and advisors of the Company. The maximum number of shares of Common Stock available for issuance under the Third Amended Plan is 4,850,000 shares, which the Company proposes to increase to 5,350,000 shares under the Fourth Amended Plan. Under the Fourth Amended Plan, the Company may grant incentive stock options or options not intended to qualify as incentive stock options (together, the "Options").

      The Fourth Amended Plan provides for the granting of (i) Incentive Stock Options intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") to the Company's eligible employees and (ii) Nonstatutory Stock Options which are not to be treated as incentive stock options to the Company's directors, eligible employees, consultants or advisors.

      The Fourth Amended Plan is to be administered by the Board of Directors or the Stock Option Committee (the "Committee"). Any construction or interpretation of terms and provisions of the Fourth Amended Plan by the Board or Committee are final and conclusive. The class of persons which shall be eligible to receive discretionary grants of Options under the Fourth Amended Plan shall be employees (including officers), consultants or advisors of either the Company or any subsidiary corporation of the Company. Employees shall be entitled to receive Incentive Stock Options and Nonstatutory Stock Options. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or the Committee, in their sole discretion, but subject to the provisions of the Fourth Amended Plan, will determine the employees, consultants or advisors of the Company or its subsidiary corporations to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

      On the date any person first becomes a Director of the Company during the term of the Fourth Amended Plan, and such person is not an employee of the Company, such person will automatically be granted, without further action by the Board or Committee, a one-time grant of an option to purchase 25,000 shares of the Company's Common Stock.

      On the first day of each calendar quarter during the term of the Fourth Amended Plan, directors who are not employees of the Company then serving in such capacity, are each to be automatically granted, without further action by the Board or Committee, an Option to purchase 6,250 shares of the Company's Common Stock.

      Under the Fourth Amended Plan, directors who are not employees of the Company may only be granted Nonstatutory Stock Options. Such individuals include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacities, also serve as directors of the Company.

      No Incentive Stock Option granted under the Fourth Amended Plan will be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of its grant.

      The exercise price of the Nonstatutory Stock Options granted to directors who are not employees of the Company will be the "fair market value" (as defined pursuant to the Fourth Amended Plan) of the Company's Common Stock on the date such options are granted. The exercise price of all other Nonstatutory Stock Options granted under the Fourth Amended Plan are determined by the Board or Committee at the time of the grant of the Option.

      A Nonstatutory Stock Option granted to directors who are not employees of the Company will vest entirely on the date granted and will be exercisable for a period of ten (10) years. All other Nonstatutory Stock Options granted under the Fourth Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years).

      If the employment of an employee by the Company or any subsidiary of the Company will be terminated either voluntarily by the employee or for cause, then such employee's Options will immediately expire. If such employment or services will terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination. The retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company will be deemed to be termination of such individual's employment other than voluntarily or for cause.

      If the holder of any Options under the Fourth Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may be exercised by the estate of such employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

      If the holder of any Options under the Fourth Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may be exercised at any time within one (1) year after his termination of employment due to such disability.

      If the services of a director who is not an employee of the Company will be terminated by the Company for cause, then his Options will immediately expire. If such services terminate for any other reason (including the death or disability of a director who is not an employee of the Company), he resigns as a director of the Company or his term expires, then such Options may be exercised at any time within one (1) year after such termination. In the event of the death of a director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such director at any time within one (1) year after such death.

      Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options under the Fourth Amended Plan, such Options may be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

      Options granted under the Fourth Amended Plan may provide for the payment of the exercise price by the delivery of a check to the order of the Company in an amount equal to the exercise price, by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment.

      All options are nontransferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      There are presently 118 employees and four directors who are not employees of the Company who are eligible for participation in the Fourth Amended Plan. The Company cannot presently approximate the number of consultants and/or advisors who will be eligible to receive Options under the Fourth Amended Plan.

ADJUSTMENTS UPON CHANGES IN THE COMPANY'S CAPITALIZATION

      In the event that the outstanding Common Stock of the Company is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or other increases or reductions of the number of outstanding shares of Common Stock of the Company, an appropriate adjustment will be made by the Board or Committee in the aggregate number of shares available under the Fourth Amended Plan and in the number of shares and option price per share subject to outstanding Options.

      If the Company is reorganized, consolidated or merged with or into another corporation, or if all or substantially all of the assets of the Company are sold or exchanged, the holder of an Option (an "Optionee") will be entitled to receive for those shares underlying the Option, upon payment of the option price for such Option, such consideration (including, without limitation, securities of such corporation with or into which the Company will have been merged or consolidated, cash or other property) as such Optionee would have received had such Optionee, immediately prior to any recapitalization, merger, consolidation or sale or exchange of assets, exercised his Option and paid for and received the number of shares underlying his Option; provided, however, that in such event the Board or Committee will have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted pursuant to the Fourth Amended Plan from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

AMENDMENT AND TERMINATION OF THE FOURTH AMENDED PLAN

      The Fourth Amended Plan will terminate on September 25, 2006, which is within ten (10) years from the date of the adoption of the original 1996 Stock Option Plan by the stockholders of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Fourth Amended Plan.

      The Fourth Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

      The Board of Directors may at any time, on or before the termination date of the Fourth Amended Plan, terminate the Fourth Amended Plan, or from time to time make such modifications or amendments to the Fourth

Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase the maximum number of shares as to which Incentive Stock Options may be granted or change the designation of the employees or other persons, or class of employees or other persons eligible to receive Options.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a summary of the federal income tax treatment of Incentive Stock Options and Nonstatutory Stock Options. The tax consequences recognized by an Optionee may vary; therefore, an Optionee should consult his or her tax advisor for advice concerning any specific transaction.

      INCENTIVE STOCK OPTIONS. No taxable income will be recognized by an Optionee upon the grant or exercise of an Incentive Stock Option granted under the Fourth Amended Plan. The difference between the exercise price and the fair market value of the stock on the date of exercise will be included in alternative minimum taxable income for purposes of the alternative minimum tax. The alternative minimum tax is imposed upon an individual's alternative minimum taxable income at rates of 26% to 28%, but only to the extent that such tax exceeds the taxpayer's regular income tax liability for the taxable year.

      Generally, if an Optionee holds shares acquired upon the exercise of Incentive Stock Options until the later of (i) two years form the date of grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain recognized by the Optionee on a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to treat such increase as capital gain.

      If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the disposition of the stock less the option price, and the Company will receive a corresponding business expense deduction. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The amount by which the proceeds of the sale exceeds the fair market value of the shares on the date of exercise will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If an Optionee sells the shares acquired upon exercise of an option at a price less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be long-term capital loss if the shares are held for more than one year prior to the sale and a short-term capital loss if the shares are held for a shorter period.

      NONSTATUTORY STOCK OPTIONS. No taxable income is recognized by the optionee upon the grant of a Nonstatutory Option. The Optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price. However, special rules may apply to options held by persons required to file reports under Section 16 of the Exchange Act. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the Optionee, subject to Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

NEW PLAN BENEFITS

      Because the value of the options to be granted under the Fourth Amended Plan are based upon the fluctuating market price of the Company's Common Stock, the Company cannot presently determine the benefits to be received by any particular individual or particular group of individuals for such options under the Fourth Amended Plan. The following table, however, sets forth the benefits (losses) that would have been received in 2001 by the Named Officers, all executive officers as a group, non-executive officer directors as a group and non-executive officer employees as a group, as if the Fourth Amended Plan had been in effect during 2001.

                                                   THE FOURTH AMENDED PLAN(1)(2)
                                                   -----------------------------
                                                    DOLLAR            NUMBER OF
NAME AND POSITION                                  VALUE ($)           SHARES
----------------                                   ---------          ---------
Jeffrey L. Schwartz ........................           *                  *
Andrew Stollman ............................           *                  *
Eric Aroesty ...............................           *                  *
Joshua B. Gillon, Esq. .....................           *                  *
Daniel Harvey ..............................           *                  *
Jay Greenwald ..............................           *                  *
Executive Group ............................           *                  *
Non-Executive Director Group (4 Persons)(2)
                January 1, 2001 ............  $1.72 per share(3)       25,000
                April 1, 2001 ..............  $2.06 per share(3)       25,000
                July 1, 2001 ...............  $3.39 per share(3)       25,000
                October 1, 2001 ............  $3.85 per share(3)       25,000
Non-Executive Officer Employee Group .......           *                  *


----------
    * The Fourth Amended Plan provides for the automatic granting of Options only to directors who are not employees of the Company. Such individuals would receive, subject to stockholder approval of the Fourth Amended Plan, options to purchase 6,250 shares of Common Stock on the first day of each calendar quarter the Fourth Amended Plan is in effect. Grants of Options under the Fourth Amended Plan to all other groups, including executive officers and non-executive officer employees, may include Incentive Stock Options, the granting of which are discretionary and not determinable as to amount or dollar value as of the date of this Proxy Statement.

  (1) Subject to shareholder approval of the Fourth Amended Plan.

  (2) The information provided represents the benefits (losses) that would have been received in 2001 as if the Fourth Amended Plan had been in effect during 2001.

  (3) Represents what the exercise prices of the Options would have been upon their grant, which is equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date the Options would have been granted, had the Fourth Amended Plan been in effect during 2001.

                              BOARD RECOMMENDATION

      The Board of Directors believes that the approval of the foregoing three proposals is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR such proposals.

                               2003 ANNUAL MEETING

      The Company must receive a stockholder proposal (and any supporting statement) to be considered for inclusion in the proxy statement and proxy for the Company's 2003 Annual Meeting of Stockholders at its executive offices on or before March 15, 2003. Any other proposal that a stockholder intends to present at that Meeting may be deemed untimely unless the Company will have received written notice of such proposal on or before June 1, 2003. Stockholders should send proposals and notices addressed to Traffix, Inc., One Blue Hill Plaza, Fifth Floor, Pearl River, New York 10965, Attention: Andrew Stollman, Secretary.

                                  OTHER MATTERS

      Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

      All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by tele-phone, telegraph, facsimile, mail and personal interviews, and the Company reserves the right to compensate outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                                          By Order of the Board of Directors,



                                          /s/ ANDREW STOLLMAN
                                          --------------------------------------
                                          ANDREW STOLLMAN, SECRETARY

July 17, 2002

      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE,
        SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY,
                  EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                                  TRAFFIX, INC.

               FOURTH AMENDED AND RESTATED 1996 STOCK OPTION PLAN

      1.    PURPOSE OF THE PLAN. The  Traffix,  Inc. Fourth Amended and Restated
1996 Stock Option Plan (the "Fourth Amended Plan") is intended to advance the interests of Traffix, Inc. (the "Company") by inducing persons of outstanding ability and potential to join and remain with the Company, by encouraging and enabling employees to acquire proprietary interests in the Company, and by providing the participating employees with an additional incentive to promote the success of the Company. This is accomplished by providing for the granting of "Options" (which term as used herein includes both "Incentive Stock Options" and "Nonstatutory Stock Options," as later defined), to qualified employees. In addition, the Fourth Amended Plan also provides for the granting of "Nonstatutory Stock Options" to all Directors who are not employees of the Company, as consideration for their services and for attending meetings of the Board of Directors, and also provides for the granting of "Nonstatutory Stock Options" to consultants and advisors who provide services to the Company.

      2. ADMINISTRATION. The Fourth Amended Plan shall be administered by the Board of Directors (the "Board"), or by a committee (the "Committee") consisting of at least two (2) Directors chosen by the Board, each of which is a "Non-Employee Director," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as herein specifically provided, the interpretation and construction by the Board or Committee of any provision of the Fourth Amended Plan or of any Option granted under it shall be final and conclusive. The receipt of Options by Directors, or any members of the Committee, shall not preclude their vote on any matters in connection with the administration or interpretation of the Fourth Amended Plan, except as otherwise provided by law.

      3. SHARES SUBJECT TO THE FOURTH AMENDED PLAN. The stock subject to grant under the Fourth Amended Plan shall be shares of the Company's common stock, $.001 par value (the "Common Stock"), whether authorized but unissued or held in the Company's treasury or shares purchased from stockholders expressly for use under the Fourth Amended Plan. The maximum number of shares of Common Stock which may be issued pursuant to Options granted under the Fourth Amended Plan shall not exceed Five Million Three Hundred Fifty Thousand (5,350,000) shares, subject to adjustment in accordance with the provisions of Section 13 hereof. The Company shall at all times while the Fourth Amended Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirements of all outstanding Options granted under the Fourth Amended Plan. In the event any Option granted under the Fourth Amended Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for Options under this Fourth Amended Plan.

      4. STOCK OPTION AGREEMENT. Each Option granted under the Fourth Amended Plan shall be authorized by the Board or Committee and shall be evidenced by a Stock Option Agreement which shall be executed by the Company and the person to whom such option is granted. The Stock Option Agreement shall specify the number of shares of Common Stock as to which any Option is granted, the period during which the Option is exercisable and the option price per share thereof.

      5. DISCRETIONARY GRANT PARTICIPATION. The class of persons which shall be eligible to receive discretionary grants of Options under the Fourth Amended Plan shall be all qualified employees (including officers) of either the Company or any subsidiary corporation of the Company and consultants and advisors who provide services to the Company or any subsidiary of the Company, other than in connection with the offer or sale of securities in a capital raising transaction. Employees shall be entitled to receive (i) Incentive Stock Options, as described in Section 7 hereafter, and (ii) Nonstatutory Stock Options, as described in Section 8 hereafter. Consultants and advisors shall be entitled only to receive Nonstatutory Stock Options. The Board or Committee, in its sole discretion, but subject to the provisions of the Fourth Amended Plan, shall determine the employees, consultants or advisors to whom Options shall be granted and the number of shares to be covered by each Option taking into account the nature of the employment or services rendered by the individuals being considered, their annual compensation, their present and potential contributions to the success of the Company and such other factors as the Board or Committee may deem relevant.

      6.    PARTICIPATION OF DIRECTORS WHO ARE NOT EMPLOYEES OF THE COMPANY

            (a) On the date any person who is not an employee of the Company first becomes a Director, such person shall automatically be granted, without further action by the Board or Committee, an option to purchase 25,000 shares of the Company's Common Stock.

            (b) On the first day of each calendar quarter during the term of the Fourth Amended Plan, Directors of the Company who are not employees of the Company then serving in such capacity, shall each be granted an Option to purchase 6,250 shares of the Company's Common Stock.

            (c) The option price of the shares subject to the Options set forth in Sections 6(a) and 6(b) hereof shall be the fair market value (as defined in Section 7(f) hereafter) of the Company's Common Stock on the date such Options are granted. All of such Options shall be Nonstatutory Stock Options, as described in Section 8 hereafter. The Options granted pursuant to this Section 6 shall vest entirely on the date they are granted and shall be exercisable for a period of ten (10) years.

            (d) Directors who are not employees of the Company include attorneys, accountants, consultants and advisors of the Company who, in addition to providing services in such capacity, serve as Directors of the Company.

      7. INCENTIVE STOCK OPTIONS. The Board or Committee may grant Options under the Fourth Amended Plan which are intended to meet the requirements of
Section 422 of the Internal Revenue Code of 1986 (the "Code") (such an Option referred to herein as an "Incentive Stock Option"), and which are subject to the following terms and conditions and any other terms and conditions as may at any time be required by Section 422 of the Code:

            (a) No Incentive Stock Option shall be granted to individuals other than qualified employees of the Company or of a subsidiary corporation of the Company.

            (b) Each Incentive Stock Option under the Fourth Amended Plan must be granted prior to September 25, 2006, which is within ten (10) years from the date the original 1996 Stock Option Plan was adopted by the shareholders of the Company.

            (c) The option price of the shares subject to any Incentive Stock Option shall not be less than the fair market value of the Common Stock at the time such Incentive Stock Option is granted; provided, however, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, the option price of the shares subject to the Incentive Stock Option shall be at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time the Incentive Stock Option is granted.

            (d) No Incentive Stock Option granted under the Fourth Amended Plan shall be exercisable after the expiration of ten (10) years from the date of its grant. However, if an Incentive Stock Option is granted to an individual who owns, at the time the Incentive Stock Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date of its grant. Every Incentive Stock Option granted under the Fourth Amended Plan shall be subject to earlier termination as expressly provided in Section 11 hereof.

            (e) For purposes of determining stock ownership under this Section 7, the attribution rules of Section 425(d) of the Code shall apply.

            (f) For purposes of the Fourth Amended Plan, fair market value shall be determined by the Board or Committee and, if the Common Stock is listed on a national securities exchange or traded on the Over-the-Counter market, the fair market value shall be the closing price of the Common Stock on such exchange, or on the Over-the-Counter market as reported by the National Quotation Bureau, Incorporated, as the case may be, on the day on which the Option is granted or on the day on which a determination of fair market value is required under the Fourth Amended Plan, or, if there is no trading or closing price on that day, the closing price on the most recent day preceding the day for which such prices are available.

      8. NONSTATUTORY STOCK OPTIONS. The Board or Committee may grant Options under the Fourth Amended Plan which are not intended to meet the requirements of
Section 422 of the Code, as well as Options which are intended to meet the requirements of Section 422 of the Code, but the terms of which provide that they will not be treated as Incentive Stock Options (referred to herein as a "Nonstatutory Stock Option"). Nonstatutory Stock Options which are not intended to meet these requirements shall be subject to the following terms and conditions:

            (a) A Nonstatutory Stock Option may be granted to any person eligible to receive an Option under the Fourth Amended Plan pursuant to Section 5 hereof.

            (b)   Persons  eligible  to  receive   Nonstatutory   Stock  Options
pursuant to Section 6 hereof are granted Options automatically under the Fourth Amended Plan, without any determination by the Board or Committee.

            (c) Subject to the price provisions of Section 6 hereof, the option price of the shares subject to a Nonstatutory Stock Option shall be determined by the Board or Committee, in its absolute discretion, at the time of the grant of the Nonstatutory Stock Option.

            (d) Subject to the provisions of Section 6 hereof, a Nonstatutory Stock Option granted under the Fourth Amended Plan may be of such duration as shall be determined by the Board or Committee (not to exceed 10 years), and shall be subject to earlier termination as expressly provided in Section 11 hereof.

      9. RIGHTS OF OPTION HOLDERS. The holder of any Option granted under the Fourth Amended Plan shall have none of the rights of a stockholder with respect to the shares covered by his Option until such shares shall be issued to him upon the exercise of his Option.

      10. TRANSFERABILITY. No Option granted under the Fourth Amended Plan shall be transferable by the individual to whom it was granted otherwise than by will or the laws of decent and distribution, or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder and, during the lifetime of such individual, shall not be exercisable by any other person, but only by him.

      11.   TERMINATION OF EMPLOYMENT OR DEATH.

            (a) If the employment of an employee by the Company or any subsidiary of the Company shall be terminated voluntarily by the employee or for cause, then his Options shall expire forthwith. Except as provided in subsections (b) and (c) of this Section 11, if such employment or services shall terminate for any other reason, then such Options may be exercised at any time within three (3) months after such termination, subject to the provisions of subparagraph (f) of this Section 11. For purposes of the Fourth Amended Plan, the retirement of an individual either pursuant to a pension or retirement plan adopted by the Company or at the normal retirement date prescribed from time to time by the Company shall be deemed to be termination of such individual's employment other than voluntarily or for cause. For purposes of this subparagraph, an employee who leaves the employ of the Company to become an employee of a subsidiary corporation of the Company or a corporation (or subsidiary or parent corporation of the corporation) which has assumed the Option of the Company as a result of a corporate reorganization, shall not be considered to have terminated his employment.

            (b) If the holder of any Options under the Fourth Amended Plan dies (i) while employed by the Company or a subsidiary of the Company, or (ii) within three (3) months after the termination of his employment or services other than voluntarily by the employee or for cause, then such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of the employee or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such employee at any time within one (1) year after such death.

            (c) If the holder of any Options under the Fourth Amended Plan ceases employment because of permanent and total disability (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or a subsidiary of the Company, then such Options may, subject to the provision of subparagraph
(f) of this Section 11, be exercised at any time within one (1) year after his termination of employment due to this disability.

            (d) If the services of a Director who is not an employee of the Company shall be terminated by the Company for cause, then his Options shall expire forthwith. If such services shall terminate for any other reason (including the death or disability of such Director), he shall resign as a director of the Company or his term shall expire, then such Options may be exercised at any time within one (1) year after such termination, subject to the provisions of subparagraph (f) of this Section 11. In the event of the death of a Director who is not an employee of the Company, his Options may be exercised by his estate or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such Director at any time within one (1) year after such death.

            (e) Upon the death of any consultant or advisor to the Company or any of its subsidiaries, who is granted any Options hereunder, such Options may, subject to the provisions of subparagraph (f) of this Section 11, be exercised by the estate of such person or by a person who acquired the right to exercise such Options by bequest or inheritance or by reason of the death of such person at any time within one (1) year after such death.

            (f) An Option may not be exercised pursuant to this Section 11 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, termination of directorship, or death, and in any event may not be exercised after the expiration of the Option.

            (g) For purposes of this Section 11, the employment relationship of an employee of the Company or of a subsidiary corporation of the Company will be treated as continuing intact while he is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) if such leave does not exceed ninety (90) days, or, if longer, so long as his right to re-employment is guaranteed either by statute or by contract.

      12.   EXERCISE OF OPTIONS.

            (a) Unless otherwise provided in the Stock Option Agreement, any Option granted under the Fourth Amended Plan shall be exercisable in whole at any time, or in part from time to time, prior to expiration. The Board or Committee, in its absolute discretion, may provide in any Stock Option Agreement that the exercise of any Option granted under the Fourth Amended Plan shall be subject (i) to such condition or conditions as it may impose, including but not limited to, a condition that the holder thereof remain in the employ or service of the Company or a subsidiary corporation of the Company for such period or periods of time from the date of grant of the Option, as the Board or Committee, in its absolute discretion, shall determine; and (ii) to such limitations as it may impose, including, but not limited to, a limitation that the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) shall not exceed One Hundred Thousand Dollars ($100,000). In addition, in the event that under any Stock Option Agreement the aggregate fair market value of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any employee during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds One Hundred Thousand Dollars ($100,000), the Board or Committee may, when shares are transferred upon exercise of such Options, designate those shares which shall be treated as transferred upon exercise of an Incentive Stock Option and those shares which shall be treated as transferred upon exercise of a Nonstatutory Stock Option.

            (b) An Option granted under the Fourth Amended Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (attention of the Secretary) of written notice of the number of shares with respect to which the Option is being exercised. Such notice shall be accompanied by payment of the full option price of such shares, and payment of such option price shall be made by the holder's delivery of his check payable to the order of the Company; provided, however, that notwithstanding the foregoing provisions of this Section 12 or any other terms, provisions or conditions of the Fourth Amended Plan, at the written request of the Optionee and upon approval by the Board of Directors or the Committee, shares acquired pursuant to the exercise of any Option may be paid for in full at the time of exercise by the surrender of shares of Common Stock of the Company held by or for the account of the Optionee at the time of exercise to the extent permitted by subsection (c)(5) of Section 422 of the Code and, with respect to any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to the extent permitted by Section 16(b) of the Exchange Act and the Rules of the Securities and Exchange Commission, without liability to the Company. In such case, the fair market value of the surrendered shares shall be determined by the Board or Committee as of the date of exercise in the same manner as such value is determined upon the grant of an Incentive Stock Option.

      13.   ADJUSTMENT UPON CHANGE IN CAPITALIZATION.

            (a) In the event that the outstanding Common Stock of the Company is hereafter changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, stock dividends or other increases or reductions of the number of outstanding shares of Common Stock of the Company, an appropriate adjustment shall be made by the Board or Committee in the aggregate number of shares available under the Fourth Amended Plan and in the number of shares and option price per share subject to outstanding Options.

            (b) In the event of the recapitalization, merger or consolidation of the Company with or into another corporation or a sale or exchange of all or substantially all of the Company's assets, the holder of an Option (an "Optionee") shall be entitled to receive upon payment of the Exercise Price such securities or other property of such other corporation with or into which the Company shall have been merged or consolidated, or the cash or other property paid upon the sale or exchange of all or substantially all of the Company's assets, as the Optionee would have received if he had immediately prior to such recapitalization, merger, consolidation or sale or exchange of assets exercised his Option in full, whether or not then vested, and paid for and received the Common Stock; provided, however, that in such event the Board or Committee shall have the discretionary power to take any action necessary or appropriate to prevent any Incentive Stock Option granted hereunder from being disqualified as an "incentive stock option" under the then existing provisions of the Code or any law amendatory thereof or supplemental thereto.

            (c) Any adjustment in the number of shares shall apply proportionately to only the unexercised portion of the Option granted hereunder. If fractions of a share would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

      14.   FURTHER CONDITIONS OF EXERCISE.

            (a) Unless prior to the exercise of the Option the shares issuable upon such exercise have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the notice of exercise shall be accompanied by a representation or agreement of the individual exercising the Option to the Company to the effect that such shares are being acquired for investment and not with a view to the resale or distribution thereof or such other documentation as may be required by the Company unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with the Securities Act.

            (b) The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualifications and compliance.

      15. EFFECTIVENESS OF THE PLAN. The Company's 1996 Stock Option Plan was originally adopted by the Board of Directors on August 1, 1996 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 25, 1996. The Amended Plan was adopted by the Board of Directors on June 24, 1997 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on August 25, 1997. The Second Amended Plan was adopted by the Board of Directors on July 20, 1999 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 21, 1999. The Third Amended Plan was adopted by the Board of Directors on July 6, 2000 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on September 12, 2000. The Fourth Amended Plan was adopted by the Board of Directors on June 11, 2002 and approved by the affirmative vote of a majority of the outstanding shares of capital stock of the Company on August 15, 2002.

      16.   TERMINATION, MODIFICATION AND AMENDMENT.

            (a) The Fourth Amended Plan (but not Options previously granted under the Fourth Amended Plan) shall terminate on September 25, 2006, which is within ten (10) years from the date of the adoption of the original 1996 Stock Option Plan by the shareholders of the Company, or sooner as hereinafter provided, and no Option shall be granted after termination of the Fourth Amended Plan.

            (b) The Fourth Amended Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose.

            (c) The Board of Directors may at any time, on or before the termination date referred to in Section 16(a) hereof, terminate the Fourth Amended Plan, or from time to time make such modifications or amendments to the Fourth Amended Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company present in person or by proxy at a meeting of stockholders of the Company convened for such purpose, increase (except as provided by Section 13 hereof) the maximum number of shares as to which Incentive Stock

Options may be granted or change the designation of the employees or class of employees eligible to receive Options.

            (d) No termination, modification or amendment of the Fourth Amended Plan, may without the consent of the individual to whom an Option shall have been previously granted, adversely affect the rights conferred by such Option.

      17. NOT A CONTRACT OF EMPLOYMENT. Nothing contained in the Fourth Amended Plan or in any Stock Option Agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ or service of the Company or a subsidiary corporation of the Company.

      18. USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options granted under the Fourth Amended Plan shall constitute general funds of the Company.

      19. INDEMNIFICATION OF BOARD OF DIRECTORS OR COMMITTEE. In addition to such other rights of indemnification as they may have, the members of the Board of Directors or the Committee, as the case may be, shall be indemnified by the Company to the extent permitted under applicable law against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Fourth Amended Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment of any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, the member or members of the Board of Directors or the Committee, as the case may be, shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such member or members undertake to defend the same on their own behalf.

      20. DEFINITIONS. For purposes of the Fourth Amended Plan, the terms "parent corporation" and "subsidiary corporation" shall have the same meanings as set forth in Sections 425(e) and 425(f) of the Code, respectively, and the masculine shall include the feminine and the neuter as the context requires.

      21. GOVERNING LAW. The Fourth Amended Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the law of the State of New York.

       Proxy for Annual Meeting of Shareholders to be held August 15, 2002

                                  TRAFFIX, INC.

Know all men by these presents, that the undersigned hereby constitutes and appoints Jeffrey L. Schwartz and Andrew Stollman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Traffix, Inc., standing in the name of the undersigned at the close of business on July 9, 2002, at the Annual Meeting of Shareholders of the Company to be held on August 15, 2002 at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, 9:30 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows.

       This proxy is solicited by the Board of Directors of the Company.

               (Continued and to be signed on the reverse side.)

|X|    Please mark your
       votes as this example

1.  Election of     For    Against    Nominees are:
    Directors       |_|      |_|      Jeffrey L. Schwartz, Andrew
                                      Stollman, Eric Aroesty,
                                      Murray L. Skala, Edwin A.
                                      Levy, Lawrence Burstein and
                                      Jack Silver

                                                         For    Against  Abstain

2.  Approval of appointment of PricewaterhouseCoopers
    LLP as the Company's auditors.                       |_|      |_|      |_|


3.  Approval of the Company's Fourth Amended and         |_|      |_|      |_|
    Restated 1996 Stock Option Plan as to which options may be granted to the Company's employees and others for 5,350,000 shares.

4.  In their discretion upon such other measures         |_|      |_|      |_|
    as may properly come before the meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.

(Instruction: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

----------------------------------------------------------------


The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above. Number of shares owned by undersigned _________________.

Signature(s):                                      Date:
             -------------------------------------      ------------------------
Signature(s):                                      Date:
             -------------------------------------      ------------------------

IMPORTANT: Please sign exactly as your names are printed here. Executors, administrators, trustees and other persons signing in a representative capacity should give full title.